UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

September 13, 2018

Jamba, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32552	20-2122262
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3001 Dallas Pkwy Suite 140, Frisco, Texas 75034

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(469) 294-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) by Jamba, Inc. (the “Company” or “Jamba”) on August 2, 2018, Jamba entered into an Agreement and Plan of Merger, dated August 1, 2018 (the “Merger Agreement”) with Focus Brands Inc., a Delaware corporation (“Focus” or “Parent”), and Jay Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Purchaser” or “Merger Sub”). Pursuant to the Merger Agreement, Purchaser commenced a cash tender offer to acquire all of Jamba’s outstanding shares of common stock, par value $0.001 per share (the “Shares”), at a purchase price of $13.00 per Share in cash (the “Offer Price”), without interest and less any applicable withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase dated August 15, 2018 (the “Offer to Purchase”) and in the related Letter of Transmittal (which, together with the Offer to Purchase, as each may be amended or supplemented from time to time, constitute the “Offer”).

The Offer and withdrawal rights expired as scheduled at one minute past 11:59 p.m., Eastern Time, on Wednesday, September 12, 2018 (such date and time, the “Expiration Time”). Continental Stock Transfer & Trust Company, the depositary, has advised that, as of the Expiration Time, 12,907,556 Shares (including Shares tendered pursuant to guaranteed delivery procedures) were validly tendered and not properly withdrawn pursuant to the Offer, representing approximately 82.4% of the aggregate number of then issued and outstanding Shares. Accordingly, the minimum tender condition to the Offer was satisfied. As a result of the satisfaction of the foregoing condition and each of the other conditions to the Offer, Purchaser accepted for payment all Shares that were validly tendered, and not properly withdrawn, pursuant to the Offer.

On September 13, 2018, pursuant to the terms of the Merger Agreement and in accordance with Section 251(h) of the Delaware General Corporation Law (the “DGCL”), Merger Sub was merged with and into Jamba, with Jamba being the surviving corporation (the “Merger”). Upon completion of the Merger, Jamba became a subsidiary of Focus.

At the effective time of the Merger (the “Effective Time”), and as a result of the Merger, and pursuant to the terms and subject to the conditions of the Merger Agreement, each Share issued and outstanding immediately prior to the Effective Time was converted into the right to receive an amount in cash equal to the Offer Price (the “Merger Consideration”), without interest and less any applicable withholding taxes, other than Shares (i) owned by Jamba as treasury stock, (ii) owned by Parent, Purchaser or any wholly owned subsidiary of Parent or Jamba, and (iii) held by Jamba stockholders who properly demand and do not lose or withdraw their appraisal rights under Delaware law.

At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any outstanding stock options (“Options”) or restricted stock units (“RSUs”), each Option and RSU that was outstanding, except for Options and RSUs subject to performance-based vesting as provided below, was accelerated, fully vested, and cancelled. The holder of a cancelled Option or RSU became entitled to receive from Jamba, as soon as practicable following the Effective Time, subject to the terms and conditions set forth in the Merger Agreement (including delivery by the holder of a stock award cancellation and release letter), in settlement of such Option or RSU, the Option Cash Amount or RSU Cash Amount, as applicable. The “Option Cash Amount” is equal to the net amount, without interest, of (i) the product of (A) the excess, if any, of the Merger Consideration over the Option’s exercise price per Share, multiplied by (B) the number of Shares subject to the cancelled Option, less (ii) any applicable withholdings for taxes. If the exercise price per Share of any Option equals or exceeds the Merger Consideration, the Option Cash Amount is zero. The “RSU Cash Amount” is equal to the product, without interest, of (i) the total number of Shares subject to the cancelled RSU award immediately prior to the Effective Time (taking into account any acceleration of vesting), multiplied by (ii) the Merger Consideration, less any applicable withholdings for taxes.

In addition, as of immediately prior to the time at which Purchaser accepted for payment all Shares validly tendered (and not withdrawn) pursuant to the Offer (the “Offer Acceptance Time”), each share of restricted stock that was outstanding as of immediately prior to the Offer Acceptance Time was accelerated and fully vested, except for outstanding shares of restricted stock subject to performance-based vesting as provided below. As of the Offer Acceptance Time and without any further action on the part of the holders thereof, each share of restricted stock was treated as an outstanding Share for purposes of the Merger Agreement, including for purposes of tendering pursuant to the Offer.

In addition, at the Effective Time, by virtue of the Merger and without any action on the part of any holder of any outstanding Option, RSU or share of restricted stock, each outstanding Option, RSU or share of restricted stock whose vesting was based in whole or in part upon the attainment of one or more performance goals (each, as applicable, a “Performance Option,” “PRSU” or “PRS”), only vested to the extent of actual attainment of the applicable performance goal(s) as of the Effective Time in accordance with the terms of such Performance Option, PRSU or PRS.

The aggregate cash consideration paid by Focus and Purchaser in the Offer and Merger was approximately $206.8 million, without giving effect to related transaction fees and expenses. Focus and Purchaser funded the consideration paid to stockholders in the Offer and pursuant to the Merger through Focus’ cash on hand and available borrowing capacity under the Series 2017-1 Class A-1 variable funding senior notes of Parent’s wholly owned bankruptcy-remote subsidiaries.

The foregoing summary description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the terms of the Merger Agreement, which is included as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, the Company notified the Nasdaq Global Select Market (“NASDAQ”) on September 13, 2018 that the Merger was consummated and trading of the common stock of Jamba on NASDAQ has been suspended. Accordingly, NASDAQ has filed a notification of delisting of Jamba’s common stock from NASDAQ and deregistration of Jamba’s common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on Form 25 with the SEC. Jamba intends to file with the SEC a Form 15 requesting that the Shares be deregistered and that Jamba’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be terminated.

Item 3.03 Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information disclosed in the Introduction and under Item 2.01, Item 5.01, and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01 Changes in Control of Registrant.

As a result of the Purchaser’s acceptance for payment of all Shares that were validly tendered and not properly withdrawn in accordance with the terms of the Offer and the consummation of the Merger pursuant to Section 251(h) of the DGCL, on September 13, 2018, a change in control of Jamba occurred and Jamba now is a subsidiary of Focus.

The information disclosed in the Introduction and under Item 2.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Merger Agreement, as of the Effective Time, each of the members of the board of directors of Merger Sub immediately prior to the Effective Time became a member of the board of directors of the Company as of the Effective Time. The new members of the Company’s board of directors are Steven C. DeSutter, Michael J. Dixon and Sarah E. Powell.  At the Effective Time, each prior member of the Company’s board of directors ceased to be a member of the Company’s board of directors and a member of the committees of the Company’s board of directors.

In connection with the consummation of the Merger, on September 13, 2018, the Company’s directors removed all of the existing officers of the Company.  With the exception of David Pace and Marie Perry, each such former officer remains an employee of the Company.

On September 13, 2018, immediately following consummation of the Merger, the Company’s directors appointed Steven C. DeSutter (64) as Chief Executive Officer, Gary A. Bales (64) as President, Michael J. Dixon (56) as Executive Vice President and Chief Financial Officer, Sarah E. Powell (52) as Executive Vice President, General Counsel and Secretary, and Katrina L. Cole (40) as Executive Vice President.

Information regarding the new directors and officers has been previously disclosed on Schedule I of the Offer to Purchase as filed with the Tender Offer Statement on Schedule TO on August 15, 2018.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the Effective Time, the certificate of incorporation of Jamba was amended and restated to read in its entirety in a form as mutually agreed by Focus and Jamba. Further, on September 13, 2018, the bylaws of Jamba were amended and restated to read in their entirety as the bylaws of Merger Sub in effect immediately prior to the Effective Time (except that all references in the bylaws of Merger Sub to its name, registered office and registered agent instead refer to the name, registered office and registered agent, respectively, of Jamba). The amended and restated certificate of incorporation and amended and restated bylaws of Jamba are filed as Exhibits 3.1 and 3.2 hereto, respectively, and are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title

2.1

Agreement and Plan of Merger, among Jamba, Merger Sub and Parent, dated as of August 1, 2018 (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed with the SEC by Jamba on August 2, 2018).

3.1	Amended and Restated Certificate of Incorporation of Jamba, Inc.
3.2	Amended and Restated Bylaws of Jamba, Inc.

Exhibit Index

Exhibit Number	Title

2.1

Agreement and Plan of Merger, among Jamba, Merger Sub and Parent, dated as of August 1, 2018 (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed with the SEC by Jamba on August 2, 2018).

3.1	Amended and Restated Certificate of Incorporation of Jamba, Inc.
3.2	Amended and Restated Bylaws of Jamba, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jamba, Inc.

September 13, 2018	By:	/s/ Michael J. Dixon
Michael J. Dixon
Executive Vice President and Chief Financial Officer